UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):	February 22, 2010 (February 18, 2010)

ROCK OF AGES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-29464	03-0153200
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

560 Graniteville Road, Graniteville Vermont	05654
(Address of principal executive offices)	(Zip Code)

(802) 476-3121

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ROCK OF AGES CORPORATION

  FORM 8-K

Item 8.01	Other Events

At its regular meeting held on February 18, 2010, the Board of Directors of the Registrant set the date for the Company’s Annual Meeting of Shareholders for Thursday, August 12, 2010 at 10:00 a.m., EDT.  The meeting will be held at the Registrant’s Visitors Center located at 560 Graniteville Road, Graniteville, Vermont.  The Board set the record date for the Annual Meeting of Stockholders for June 4, 2010.

Because the Annual Meeting will be delayed by more than 30 calendar days from the date of last year’s Annual Meeting, the following revised dates will apply to shareholder proposals:

Under the rules and regulations of the Securities and Exchange Commission, proposals of shareholders intended to be presented in the Company's proxy statement and forms of proxy for the Company's 2010 Annual Meeting of Stockholders must be received by the Company at its principal executive offices no later than March 1, 2010, and must otherwise satisfy the conditions established by the Securities and Exchange Commission to be considered for inclusion in the Company's proxy statement and proxy cards for that meeting.

Under our By-Laws, proposals of shareholders intended to be submitted for a formal vote (other than proposals to be included in the Company's proxy statement and forms of proxy) at the Company's 2010 Annual Meeting of Shareholders may be made only by a shareholder of record who has given notice of the proposal to the Secretary of the Company which is received at the Company's principal executive offices not later than May 14, 2010.  The notice must contain certain information as specified in our By-Laws.  Any such proposal received after May 14, 2010 will not be considered "timely" under the federal proxy rules for purposes of determining whether the proxies designated by the Company for such meeting may use discretionary authority to vote on such proposal.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCK OF AGES CORPORATION

Date: February 22, 2010	By: /s/ Laura Plude Laura Plude, Vice President and Chief Financial Officer